Exhibit 10.3

JPMORGAN CHASE BANK, N.A. 383 Madison Avenue New York, New York 10179

July 18, 2019

International Business Machines Corporation
One New Orchard Road
Armonk, New York 10504

Attention:  Heather Wilson

Ladies and Gentlemen:

Reference is made to the Amended and Restated 5-Year Credit Agreement, dated as of July 19, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among International Business Machines Corporation, a New York corporation (the “Borrower”), the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents named therein and (ii) the Extension Request, dated as of July 11, 2019 (the “Extension Request”), delivered by the Borrower to the Administrative Agent pursuant to Section 2.21(a) of the Credit Agreement.  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meaning given to them in the Credit Agreement.

We hereby confirm that, prior to the Extension Request Deadline specified in the Extension Request, we have received executed consents to the extension of the Termination Date requested in the Extension Request from each of the Lenders listed on Schedule 1 hereto extending the Termination Date with respect to the Revolving Credit Commitments of such consenting Lenders to July 20, 2024. Also listed on Schedule 1 are each Lender’s respective Revolving Credit Commitment under the Credit Agreement as of the date hereof.

Very truly yours,

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Inderjeet Singh Aneja
	Name:	Inderjeet Singh Aneja
	Title:	Vice President

Schedule 1

	Lender	Revolving Credit Commitment
1.	JPMorgan Chase Bank, N.A.	$520,000,000
2.	BNP Paribas	$520,000,000
3.	Citibank, N.A.	$520,000,000
4.	Royal Bank of Canada	$520,000,000
5.	Mizuho Bank, Ltd.	$510,000,000
6.	Bank of America, N.A.	$430,000,000
7.	Barclays Bank PLC	$430,000,000
8.	Deutsche Bank AG New York Branch	$430,000,000
9.	HSBC Bank USA N.A.	$430,000,000
10.	Wells Fargo Bank, N.A.	$430,000,000
11.	Societe Generale	$430,000,000
12.	Banco Santander, S.A.	$430,000,000
13.	MUFG Bank, Ltd.	$430,000,000
14.	Commerzbank AG, New York Branch	$280,000,000
15.	Credit Suisse, Cayman Islands Branch	$280,000,000
16.	Goldman Sachs Bank USA	$280,000,000
17.	ING Bank N.V., Dublin Branch	$280,000,000
18.	Sumitomo Mitsui Banking Corporation	$280,000,000
19.	Toronto Dominion (New York) LLC	$280,000,000
20.	U.S. Bank National Association	$280,000,000
21.	UniCredit Bank AG, New York Branch	$280,000,000
22.	Bank of China, New York Branch	$230,000,000
23.	Australia and New Zealand Banking Group Limited	$190,000,000
24.	DBS Bank Ltd.	$190,000,000
25.	Standard Chartered Bank	$190,000,000
26.	The Bank of Nova Scotia	$190,000,000
27.	PNC Bank, National Association	$190,000,000
28.	Banco Bilbao Vizcaya Argentaria, S.A., New York Branch	$100,000,000
29.	Banco Bradesco S.A., New York Branch	$100,000,000
30.	Canadian Imperial Bank of Commerce, New York Branch	$100,000,000
31.	Danske Bank A/S	$100,000,000
32.	Lloyds Bank Corporate Markets plc	$100,000,000
33.	The Northern Trust Company	$100,000,000
34.	Raiffeisen Bank International AG	$100,000,000
35.	State Street Bank and Trust Company	$100,000,000
36.	Total:	$10,250,000,000